Chanticleer Holdings Reports Operating Results for the Quarter Ended March 31, 2019

CHARLOTTE, NC – May 15, 2019 – Chanticleer Holdings, Inc. (NASDAQ: BURG) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the quarter ended March 31, 2019.

Financial Highlights for the Quarter Ended March 31, 2019

●	Revenue for the year was $10.2 million in the first quarter of 2019 compared with $10.0 million in the first quarter of 2018.

●	Cost of sales as a percentage of restaurant sales improved to 33.1% in the first quarter of 2019 compared to 33.5% in the first quarter of 2018.

●	Operating loss was $1.7 million in the first quarter of 2019 compared to $2.4 million in the first quarter of 2018.

●	Net loss attributable to Common Shareholders was $1.9 million, ($0.51) per share in the first quarter of 2019, compared to net loss of $2.6 million, ($0.83) per share in the first quarter of 2018.

●	Non-GAAP Restaurant EBITDA was $560,000 in the first quarter of 2019 compared to $1.1 million in the first quarter of 2018.

●	Non-GAAP Adjusted EBITDA was negative $766,000 in the first quarter of 2019 compared to $10,000 in the first quarter of 2018.

●	During the first quarter of 2019, the Company opened one new Little Big Burger location. The Company expects to open another two Little Big Burger restaurant locations in 2019 and, announced in May 2019, the opening of a Little Big Burger in the concession area at the Charlotte Motor Speedway.

●	The Company also sold one underperforming company-owned location in in the first quarter of 2019 which resulted in non-cash impairment charges and is expected to contribute to improved operating performance in future periods.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “With the recent additions of Fred, Patrick and Troy, I continue to believe we have put together an outstanding executive team capable of stewarding the company’s future growth both operationally and financially. We expect to report meaningful increases in both revenues and EBITDA throughout the balance of 2019 as recent partnerships, systems and processes begin to contribute tangible top line and bottom results.

We look forward to also hosting a conference call near term to specially discuss the recently proposed acquisition of a highly complementary better burger brand with industry leading metrics. The target company has reported revenues of $10 million per year and historically demonstrated store level EBITDA of approximately 20%.”

Conference Call

The Company will host a webcast and conference call on Monday, May 15, 2019 at 4:30 p.m. ET.

To access the call, dial 1-877-407-0784 approximately five minutes prior to the scheduled start time. International callers please dial 1-201-689-8560. To access the webcast, log into the following link: http://public.viavid.com/index.php?id=134580

A replay of the teleconference will be available until June 15, 2019 and may be accessed by dialing 1-844-512-2921. International callers may dial 1-412-317-6671. Callers should use conference PIN: 13690808.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non-cash expenses, transaction and severance related expenses, change in fair value of derivative liability and other income and expenses.

In addition, Restaurant EBITDA also excludes management fee income, franchise revenue and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer’s Quarterly Report on Form 10-Q to be filed with the SEC on or about May 15, 2019, available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (BURG), owns, operates and franchises fast casual and full-service restaurant brands, including American Burger Company, BGR – Burgers Grilled Right, Little Big Burger, Just Fresh and Hooters.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this press release are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company’s ability to manage growth; integrate acquisitions; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Investor Relations

Jason Assad

678-570-6791

Ja@chanticleerholdings.com

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$561,754	$629,871
Restricted cash	335	335
Accounts and other receivables, net	523,437	387,239
Inventories	424,585	478,314
Prepaid expenses and other current assets	192,973	179,377
TOTAL CURRENT ASSETS	1,703,084	1,675,136
Property and equipment, net	10,156,579	10,467,841
Operating lease assets	18,662,935	-
Goodwill	11,312,980	11,280,465
Intangible assets, net	5,002,878	5,123,159
Investments	800,000	800,000
Deposits and other assets	447,809	446,639
TOTAL ASSETS	$48,086,265	$29,793,240

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,266,821	$7,386,506
Current maturities of long-term debt and notes payable	6,772,324	3,740,101
Current maturities of convertible notes payable	3,000,000	3,000,000
Current operating lease liabilities	3,750,175	-
Due to related parties	185,726	185,726
TOTAL CURRENT LIABILITIES	21,975,046	14,312,333
Long-term debt	-	3,000,000
Redeemable preferred stock: no par value, 62,876 shares issued and outstanding, net of discount of $165,219 and $173,914, respectively	683,607	674,912
Deferred rent	-	2,297,199
Long-term operating lease liabilities	17,228,799	-
Deferred revenue	1,115,574	1,174,506
Deferred tax liabilities	119,915	76,765
TOTAL LIABILITIES	41,122,941	21,535,715
Commitments and contingencies (see Note 13)
Equity:
Preferred stock: no par value; authorized 5,000,000 shares; 62,876 issued and outstanding	-	-
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 3,731,786 and 3,715,444 shares, respectively	374	373
Additional paid in capital	65,126,235	64,756,903
Accumulated other comprehensive loss	(164,283)	(202,115)
Accumulated deficit	(59,025,540)	(57,124,673)
Total Chanticleer Holdings, Inc, Stockholders’ Equity	5,936,786	7,430,488
Non-Controlling Interests	1,026,538	827,037
TOTAL EQUITY	6,963,324	8,257,525
TOTAL LIABILITIES AND EQUITY	$48,086,265	$29,793,240

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018
Revenue:
Restaurant sales, net	$9,910,028	$9,769,508
Gaming income, net	116,085	93,155
Management fee income	25,000	25,000
Franchise income	146,657	107,853
Total revenue	10,197,770	9,995,516
Expenses:
Restaurant cost of sales	3,277,579	3,276,175
Restaurant operating expenses	6,430,544	5,586,149
Restaurant pre-opening and closing expenses	66,175	102,882
General and administrative expenses	1,497,618	1,193,417
Asset impairment charge	91,491	1,677,055
Depreciation and amortization	542,401	540,679
Total expenses	11,905,808	12,376,357
Operating loss	(1,708,038)	(2,380,841)
Other expense
Interest expense	(211,770)	(635,081)
Other income (expense)	(18,274)	(2,114)
Total other expense	(230,044)	(637,195)
Loss before income taxes	(1,938,082)	(3,018,036)
Income tax benefit (expense)	(50,581)	336,197
Consolidated net loss	(1,988,663)	(2,681,839)
Less: Net loss attributable to non-controlling interests	115,591	84,407
Net loss attributable to Chanticleer Holdings, Inc.	$(1,873,072)	$(2,597,432)
Dividends on redeemable preferred stock	(27,794)	(27,794)
Net loss attributable to common shareholders of Chanticleer Holdings, Inc.	$(1,900,866)	$(2,625,226)

Net loss attributable to Chanticleer Holdings, Inc. per common
share, basic and diluted:	$(0.51)	$(0.83)
Weighted average shares outstanding, basic and diluted	3,721,436	3,165,972

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018
Cash flows from operating activities:
Net loss	$(1,988,663)	$(2,681,839)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	542,401	540,679
Amortization of operating lease assets	461,009	-
Asset impairment charge	91,491	1,677,055
Stock based compensation	100,707	-
Gain on investments	(4,270)	-
Amortization of debt discount and discount on preferred stock	8,695	289,787
Change in assets and liabilities:
Accounts and other receivables	(142,296)	148,427
Prepaid and other assets	(20,546)	48,238
Inventory	44,275	12,556
Accounts payable and accrued liabilities	739,787	470,496
Deferred income taxes	43,150	(336,196)
Operating lease liabilities	(463,279)	-
Deferred revenue	(58,932)	-
Deferred rent	-	(49,205)
Net cash flows from operating activities	(646,471)	119,998

Cash flows from investing activities:
Purchase of property and equipment	(334,630)	(166,589)
Proceeds from tenant improvement allowances	141,860	-
Cash paid for acquisitions	-	(30,000)
Proceeds from sale of assets	173,977	-
Net cash flows from investing activities	(18,793)	(196,589)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	-	290,000
Loan proceeds	197,438	-
Loan repayments	(164,769)	(134,229)
Distributions to non-controlling interest	(10,804)	-
Contributions from non-controlling interest	575,000	-
Net cash flows from financing activities	596,865	155,771
Effect of exchange rate changes on cash	282	(4,008)
Net increase (decrease) in cash and restricted cash	(68,117)	75,172
Cash and restricted cash, beginning of period	630,206	438,493
Cash and restricted cash, end of period	$562,089	$513,665

Chanticleer Holdings, Inc. and Subsidiaries

Reconciliation of Net Loss to EBITDA

(Unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018

Consolidated net loss	$(1,988,663)	$(2,681,839)
Interest expense	211,770	635,081
Income tax	50,581	(336,197)
Depreciation and amortization	542,401	540,679
EBITDA	$(1,183,911)	$(1,842,276)
Restaurant pre-opening and closing expenses	66,175	102,882
Operating results of restaurants closed in period	50,536	69,896
Additional non-cash expenses impacting operating results	191,125	-
Asset impairment charge	91,491	1,677,055
Other income (expense)	18,274	2,114
Adjusted EBITDA	$(766,310)	$9,671
General and administrative expenses	1,497,618	1,193,417
Franchise revenues	(146,657)	(107,853)
Management fee revenue	(25,000)	(25,000)
Restaurant EBITDA	$559,651	$1,070,235